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                                                                  EXHIBIT 10(x)
                                 EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is entered into this 13th day of November, 1997, and effective September 18, 1997 (the "Effective Date") by and between COMPUTERIZED THERMAL IMAGING, INC., a Nevada corporation ("Company"), and RICHARD V. SECORD ("Executive").

                                 W I T N E S S E T H:

     WHEREAS, the Executive has served as Chief Operating Officer-International Operations, then as President and now as Chief Operating Officer, of the Company and during the period of his service has contributed significantly to the development, expansion, and management of the business of the Company in a capable and efficient manner resulting in substantial benefits to the Company; and

     WHEREAS, the Company recognizes that the Executive's experience, knowledge, reputation and contacts will continue to be of great value to the Company and, therefore, the Company desires to retain the benefit of such experience, knowledge, reputation and contacts and to prevent them from being availed of by the Company's competitors; and

     WHEREAS, the Company recognizes that substantial inducements and incentives must be offered to the Executive so that the Company may retain his services for the future.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

     1.   EMPLOYMENT.

          The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment, upon the terms and conditions specified in this Agreement. Unless otherwise provided, this Agreement shall supersede all prior agreements, oral or written, between the parties.

     2.   DUTIES AND RESPONSIBILITIES.

          2.1 The Executive shall devote his full business time, efforts, and abilities to the Company for the profit, benefit, and advantage of the Company, and shall promptly obey and comply with all lawful rules, regulations, and orders that may be issued from time to time by the Company. The Executive also agrees to perform, without additional compensation, such other executive, management, and administrative services for any parent, subsidiary, partnership, joint venture, or other entity affiliated with the Company as may be reasonably necessary. The Executive shall not be required to provide such services from any particular location.

          2.2 The Executive shall be employed initially under this Agreement in the capacity of Chief Operating Officer and shall report to the Board of Directors of the Company. During the term hereof, the Executive shall perform such services and functions as may be designated from time to time by the Company.

          2.3 The Executive represents and warrants that Executive has no prior obligations, written or oral, including confidentiality agreements or other agreements, which restrict Executive's ability to enter into this Agreement or to perform any duties for the Company. Executive agrees to indemnify and hold harmless the Company from any and all legal actions in which it is alleged or asserted that Executive has such obligations or agreements including, but not limited to, paying the Company's attorney's fees, costs, and any damages the Company may be assessed.

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     3.   COMPENSATION.

          3.1 In consideration for the services provided hereunder during the term of the Executive's employment under this Agreement and the covenants contained in this Agreement, the Executive shall be paid an annual compensation of $175,000, payable in 12 equal monthly installments of $14,583.33 each ("Salary"). Any Salary owed shall be payable in accordance with the usual payroll practices of the Company and subject to all customary payroll deductions. The Salary may be increased at any time during the course of the Executive's term of employment at the sole discretion of the Company.

          3.2 The Executive shall retain the options to purchase common stock of the Company granted to the Executive by the Personal Services Agreement ("PSA") and the Employee Stock Option Agreement, as amended and attached hereto as EXHIBIT "A", (2,000,000 shares at $1.25) both deemed effective June 12, 1995. The terms and conditions of the Employee Stock Option Agreement, as amended, and "piggy-back" registration rights are granted to Executive.

          3.3 The Executive shall be granted an additional Option to purchase 1,250,000 shares of common stock of the Company pursuant to the Employee Stock Option Agreement, attached hereto as EXHIBIT "B", and incorporated by reference herein.

          3.4 During the term of the Executive's employment under this Agreement, the Executive also shall be entitled to receive the following:

          (i) participation in the Company's present and future benefit plans generally offered to other employees;

          (ii) reimbursement of reasonable expenses related to the performance of his duties hereunder; provided, however, that in order to be reimbursed the Executive must submit vouchers or other satisfactory evidence of such expenses as required by Company policies;

         (iii) three (3) weeks of vacation (paid, if a Salary has been set by the Board of Directors) per work year earned ratably per year and all holidays for which the Company is not open for business; and

          (iv) a monthly automobile allowance of $500.00 per month.

     4.   TERM AND TERMINATION.

          4.1 The term of the Executive's employment under this Agreement shall commence on the Effective Date and shall continue thereafter for a period of three (3) years, but shall be renewed for successive one (1) year terms thereafter unless and until either party provides written notice of non-renewal at least fourteen (14) days prior to the annual renewal date. Notwithstanding the foregoing, the Executive may terminate this Agreement for any reason by giving the Company at least fourteen (14) days written notice. If the Executive voluntarily terminates this Agreement, the Company shall have no further financial liability to the Executive beyond the effective date of such termination.

          4.2 Notwithstanding anything in this Agreement to the contrary, the Executive's employment with the Company may be terminated immediately at any time by the Company for "cause" which shall mean upon the occurrence of any of the following events:

          (i) breach or attempted breach by Executive of any provision of this Agreement or negligent or unsatisfactory performance of his duties;

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          (ii) breach or attempted breach by Executive of fiduciary duties owed to the Company as an officer and/or director, including the misappropriation or attempted misappropriation of funds or property of the Company;

         (iii) attempting to or securing any personal profit or benefit by Executive not thoroughly disclosed to and approved by the Board of Directors in connection with any transaction entered or to be entered on behalf of the Company or any affiliate;

          (iv) conduct on any part of the Executive, even if not in connection with the performance of his duties hereunder, which would result in serious prejudice to the interests or reputation of the Company including, without limitation, conviction of a felony criminal offense; or

           (v) if, for a continuous period of thirty (30) calendar days, or for more than thirty (30) calendar days in any calendar year, excluding any authorized vacation or authorized leave of absence, the Executive is absent or expected to be absent from his full time employment or is otherwise unable to perform his duties, as reasonably determined by a disinterested physician selected by the Company, by reason of illness, injury, or mental or physical disability.

          4.3 In the event of termination of employment, the Executive shall be entitled to receive (i) the Salary compensation due, if any, on a pro-rata basis, (ii) reimbursement of expenses to the effective date of termination, and (iii) an amount, if any, equal to any earned but unused vacation time based upon the then Salary, if any, computed on a daily basis subject to all customary payroll deductions.

     5.   CONFIDENTIAL INFORMATION AND DISCOVERIES OF THE COMPANY.

          5.1. INTELLECTUAL PROPERTY. Executive hereby assigns to the Company all inventions, processes, discoveries, creations and improvements (whether or not patentable) which are conceived, made or learned by Executive alone or jointly with others in the course of his employment with the Company that pertain to the business interests of the Company or relating to areas which may be reasonably anticipated to be encompassed by such business interests of the Company at the time of conception. Executive, at any time during or after his employment, agrees to promptly disclose to the Company all such processes, inventions, discoveries, creations or improvements assigned hereby. All works of authorship created by the Executive on behalf of the Company during the term of this Agreement, solely or jointly with others, shall be considered works made for hire under the Copyright Act of 1976, as amended, and shall be owned entirely by the Company. Executive will also, at the Company's expense, cooperate in all lawful acts which may be necessary or desirable in the judgment of the Company to protect or vest title to such inventions, processes, discoveries, creations or improvements in the Company or its nominee, including, without limitation, applying for, obtaining, maintaining, and enforcing patents thereon in all countries of the world, and the execution of documents related thereto.

          5.2. CONFIDENTIAL INFORMATION. The Executive acknowledges that in the performance of his services and duties hereunder he will receive or come in contact with, among other things, trade secrets (both technical and non-technical), know-how, lists of customers, suppliers, contractors, customers, employee records and other confidential and proprietary information about the business of the Company (hereinafter collectively referred to as "Confidential Information"). The Executive further acknowledges that such Confidential Information was obtained at substantial cost to the Company and provides the Company with a significant advantage over competitors. The Executive understands that such Confidential Information is the sole property of the Company, and agrees that both during and after his employment with the Company he will not at any time use or reveal Confidential Information to anyone except as permitted by the Company or required by Executive's employment duties with the Company. The Executive further agrees not to use any information made available to or coming into the possession of the Executive in a manner that is adverse to the business of the Company. Upon termination of employment hereunder, the Executive agrees to surrender to the Company all papers, documents, writings and other property produced by him or coming

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into his possession by or through his employment hereunder, and the Executive agrees that all such materials and Confidential Information will at all times remain the property of the Company.

     6.   AGREEMENT NOT TO SOLICIT.

          As an express condition to this Agreement, the Executive agrees, during the term of his employment, and for a period of two (2) years after the termination of his employment with the Company for any reason, the Executive will not, directly or indirectly, for his own account or for the account of others, induce any of the Company's employees to leave their employment, nor will the Executive in any other way interfere with the employee relations of the Company.

     7.   NON-COMPETITION.

          7.1 The Executive acknowledges that he shall receive special training and knowledge from the Company, including access to information as detailed in Section 5.2. The Executive acknowledges that this information is valuable to the Company and, therefore, its protection and maintenance constitutes a legitimate interest to be protected by the Company by this covenant not to compete. Therefore, the Executive agrees that during his employment with the Company, and for a period of two (2) years after the termination of his employment with the Company for any reason, the Executive will not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of the Company on the date of termination of employment within 50 miles of each city in which the Company is conducting substantial business. Notwithstanding the preceding sentence to the contrary, the Executive may purchase or otherwise acquire up to (but not more than) one percent (1%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. The Executive represents to the Company that his experience and capabilities are such that the enforcement of the restrictions contained in this Section 7 would not be unduly burdensome to the Executive.

     8.   REMEDIES.

          The Executive acknowledges that the provisions of Sections 5, 6, and 7 shall survive the termination of Executive's employment with the Company and are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if such provisions are not specifically enforced. Accordingly, in the event of breach or threatened breach of the provisions of Sections 5, 6, or 7, it is understood and agreed that the Company shall be entitled to injunctive relief (without bond or other security being required) as well as any and all other applicable remedies at law and in equity. Should a court of competent jurisdiction declare any of these provisions unenforceable due to an unreasonable restriction, or for any other reason, such court shall have the express authority of the parties to this Agreement to reform such provisions and/or to grant the Company any and all other relief, at law or in equity, reasonably necessary to protect the interests of the Company. The Executive expressly acknowledges that (i) he has been encouraged to obtain separate legal counsel in connection with the negotiation of this Agreement who can explain the legal effects of these provisions and (ii) he considers these provisions to be reasonable.

     9.   SUBMISSION TO JURISDICTION.

          Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court for Harris County, Texas, as well as of the District Courts of the State of Texas in Harris County, Texas over any suit, action or proceeding arising out of or relating to this Agreement.
Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

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     10.  ALTERNATIVE DISPUTE RESOLUTION.

          ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION, OR VALIDITY THEREOF, SHALL BE SETTLED BY FINAL AND BINDING ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA RULES") IN EFFECT AS OF THE EFFECTIVE DATE OF THIS AGREEMENT. THE AMERICAN ARBITRATION ASSOCIATION ("AAA") SHALL BE RESPONSIBLE FOR (i) APPOINTING A SOLE ARBITRATOR, AND (ii) ADMINISTERING THE CASE IN ACCORDANCE WITH THE AAA
RULES. THE SITUS OF THE ARBITRATION SHALL BE HOUSTON, TEXAS. UPON THE APPLICATION OF EITHER PARTY TO THIS AGREEMENT, AND WHETHER OR NOT AN ARBITRATION PROCEEDING HAS YET BEEN INITIATED, ALL COURTS HAVING JURISDICTION HEREBY ARE AUTHORIZED TO: (a) ISSUE AND ENFORCE IN ANY LAWFUL MANNER, SUCH TEMPORARY RESTRAINING ORDERS, PRELIMINARY INJUNCTIONS AND OTHER INTERIM MEASURES OF RELIEF AS MAY BE NECESSARY TO PREVENT HARM TO A PARTIES INTEREST OR AS OTHERWISE MAY BE APPROPRIATE PENDING THE CONCLUSION OF ARBITRATION PROCEEDINGS PURSUANT TO THIS AGREEMENT; AND (b) ENTER AND ENFORCE IN ANY LAWFUL MANNER SUCH JUDGMENTS FOR PERMANENT EQUITABLE RELIEF AS MAY BE NECESSARY TO PREVENT HARM TO A PARTIES INTEREST OR AS OTHERWISE MAY BE APPROPRIATE FOLLOWING THE ISSUANCE OF ARBITRAL AWARDS PURSUANT TO THIS AGREEMENT. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH PARTY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT TO CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES REGARDLESS OF THE FORUM FOR THE PROCEEDINGS. ANY ORDER OR JUDGEMENT RENDERED BY THE ARBITRATOR MAY BE ENTERED AND ENFORCED BY ANY COURT HAVING COMPETENT JURISDICTION.

     11.  MISCELLANEOUS.

          11.1 NOTICES. Any notice required or permitted under this Agreement shall be in writing and shall be deemed to be delivered three (3) business days after deposit in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed as follows:

          Company:            Computerized Thermal Imaging, Inc.
                              141 North State Street, Suite 161
                              Lake Oswego, Oregon 97034


          Executive:          Richard V. Secord
                              515 Pocahontas Drive
                              Fort Walton Beach, Florida 32547


     Notice given in any other manner shall be effective when delivered to the addressee. The address for notice may be changed by notice given in accordance with this provision.

          11.2 AMENDMENTS. This Agreement and the documents referred to herein constitute the entire agreement between the parties with respect to the employment of the Executive and supersedes any prior agreements and may not be amended, supplemented, waived, modified, or amended except by written instrument executed by the parties hereto. There are no oral agreements between the parties.

          11.3 PRESERVATION OF BUSINESS: FIDUCIARY RESPONSIBILITY. The Executive shall use his best efforts to preserve the business and organization of the Company, to keep available to the Company the services of its employees, to preserve the business relations of the Company, and the Executive shall not commit any act that might reasonably be expected to injure the Company. The Executive shall observe and fulfill proper standards of fiduciary responsibility attendant upon his service and office.

          11.4 ASSIGNMENTS. The Company may not assign this Agreement without the consent of the Executive, except in connection with a sale of substantially all of the assets of the Company or the merger or

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consolidation of the Company with a successor entity provided in such events such transferee entity assumes all of the obligations of the Company pursuant to this Agreement. The rights and obligations of the Executive hereunder are personal to him, and no such rights, benefits, duties or obligations shall be subject to voluntary or involuntary alienation, assignment, or transfer.

          11.5 EFFECT OF AGREEMENT. This Agreement shall be binding upon the Executive and his heirs, executors, administrators, and legal representatives and upon the Company and its successors and assigns.

          11.6 WAIVER OF BREACH. The waiver by either party hereto of a breach of any provision of this Agreement by the other party hereto shall not operate or be construed as a waiver by such party of any subsequent breach of such other party.

          11.7 GOVERNING LAW. This Agreement and all matters relating thereto shall be governed by and construed in accordance with the laws of the State of Texas without regard to any conflicts of laws provisions thereof.

          11.8 SEVERABILITY. If any provision of this Agreement is declared unenforceable, such declaration shall not affect the validity of any other provision of this Agreement.

          11.9 CONSTRUCTION. The headings contained in this Agreement are for reference purposes only and shall not affect this Agreement in any manner whatsoever. Wherever required by the context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular.

     IN WITNESS WHEREOF, INTENDING TO BE LEGALLY BOUND, the undersigned have executed this Consent in multiple counterparts, to be effective as of the date and time first mentioned above, each of which together shall be considered one original, and whether by original or facsimile signature shall be effective in all respects as though an original. The Executive acknowledges that he has read this Agreement and has been represented by separate legal counsel and he understands that executing this Agreement is a condition of his employment by the Company.

                              COMPANY:

                              COMPUTERIZED THERMAL IMAGING, INC.


                        By:   /s/ David B. Johnston
                           ------------------------------------
                              David B. Johnston, CEO


                              EXECUTIVE:


                              /s/ Richard V. Secord
                           ------------------------------------
                              Richard V. Secord

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